Exhibit T3A-43

Business Entity - Filing Acknowledgement 08/24/2021 Work Order Item Number: W2021082400846-1539059 Filing Number: 20211700122 Filing Type: Articles of Organization Filing Date/Time: 8/24/2021 8:00:00 AM Filing Page(s): 2 Indexed Entity Information: Entity ID: E17001232021-5 Entity Name: MERCER STRATEGIES FL, LLC Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATE CREATIONS NETWORK INC. 8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number E17001232021-5 Filing Number 20211700122 Filed On 8/24/2021 8:00:00 AM Number of Pages 2

DOMESTIC LIMITED-LIABILITY COMPANY (86) CHARTER I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that MERCER STRATEGIES FL, LLC did, on 08/24/2021, file in this office the original ARTICLES OF ORGANIZATION that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada. Certificate Number: B202108241936756 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 08/24/2021. Secretary of State BARBARA K. CEGAVSKE

Business Entity - Filing Acknowledgement 08/24/2021 Work Order Item Number: W2021082400846-1539060 Filing Number: 20211700132 Filing Type: Initial List Filing Date/Time: 8/24/2021 8:00:00 AM Filing Page(s): 2 Indexed Entity Information: Entity ID: E17001232021-5 Entity Name: MERCER STRATEGIES FL, LLC Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATE CREATIONS NETWORK INC. 8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number E17001232021-5 Filing Number 20211700132 Filed On 8/24/2021 8:00:00 AM Number of Pages 2

NEVADA STATE BUSINESS LICENSE MERCER STRATEGIES FL, LLC Nevada Business Identification # NV20212209893 Expiration Date: 08/31/2022 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. Certificate Number: B202108241936768 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 08/24/2021. BARBARA K. CEGAVSKE Secretary of State

DocuSign Envelope ID: C7F7BCFF-CF29-4DCB-98A6-7C19C06E33DC

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Limited-Liability Company

- [X] NRS 86 - Articles of Organization Limited-Liability Company
- [ ] NRS 86.544 - Registration of Foreign Limited-Liability Company
- [ ] NRS 89 - Articles of Organization Professional Limited-Liability Company
- [ ] NRS 86.555 - Registration of Professional Foreign Limited-Liability Company

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name Being Registered in Nevada: (See instructions)	MERCER STRATEGIES FL, LLC
2. Foreign Entity Name: (Name in home jurisdiction)	
3. Jurisdiction of Formation: (Foreign Limited-Liability Companies)	**3a)** Jurisdiction of formation: ____ **3b)** Date formed: ____ **3c)** I declare this entity is in good standing in the jurisdiction of its formation. [ ]
4. Registered Agent for Service of Process*: (Check only one box)	[X] Commercial Registered Agent:(name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title and address below) Corporate Creations Network Inc. Name of Registered Agent **OR** Title of Office or Position with Entity 8275 South Eastern Avenue #200 (Street Address) · Las Vegas (City) · Nevada · 89123 (Zip Code) Mailing Address (if different from street address) ____ City ____ Nevada Zip Code ____
4a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X ______________________ **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** ____ Date
5. Management: (Domestic Limited-Liability Companies only)	Company shall be managed by: (check one box) [ ] Manager(s) **OR** [X] Member(s)
6. Name and Address of each Manager(s) or Managing Member(s): (NRS 86 and NRS 86.544, see instructions) **Name and Address of the Original Manager(s) and Member(s):** (NRS 89, see instructions) IMPORTANT: A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing.	1) CSAC Acquisition Inc. (Name) · United States (Country) 2601 South Bayshore Drive, Suite 900 (Street Address) · Miami (City) · FL (State) · 33133 (Zip/Postal Code) 2) Name ____ Country ____ Street Address ____ City ____ State ____ Zip/Postal Code ____ 3) Name ____ Country ____ Street Address ____ City ____ State ____ Zip/Postal Code ____
7. Dissolution Date: (Domestic only)	Latest date upon which the company is to dissolve (if existence is not perpetual): ____

This form must be accompanied by appropriate fees.

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DocuSign Envelope ID: C7F7BCFF-CF29-4DCB-98A6-7C19C06E33DC

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Limited-Liability Company

Continued, Page 2

8. Profession to be Practiced: (NRS 89 only)	
9. Series and/or Restricted Limited-Liability Company: (Optional)	Check box if a Series Limited-Liability Company ☐ Domestic Limited-Liability Company's **only:** The Limited-Liability Company is a Restricted Limited-Liability Company ☐
10 Records Office: (Foreign Limited-Liability Companies)	Address / City / State / Zip Code / Country
11. Street Address of Principal Office: (Foreign Limited-Liability Companies)	Address / City / State / Zip Code / Country
12. Name, Address and Signature of the Organizer: (NRS 86. NRS 89 -Each Organizer must be a licensed professional.) **Name and Signature of Manager or Member:** (NRS 86.544 only) See instructions	*Foreign Limited-Liability Company - In the event the designated Agent for Service of Process resigns and is not replaced or the agent's authority has been revoked or the agent cannot be found or served with exercise of reasonable diligence, then the Secretary of State is hereby appointed as the Agent for Service of Process. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Jonathan Sandelman — Country: United States Address: 2601 South Bayshore Drive, Suite 900 — City: Miami — State: FL — Zip/Postal Code: 33133 DocuSigned by: X [signature] 5F9D1C6F84094EC... Pres. of Sole Member (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

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Initial List and State Business License Application BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Initial List of Officers, Managers, Members, General Partners, Managing Partners, or Trustees: NAME OF ENTITY TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form. Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: Nonprofit Corporation (see nonprofit sections below) Limited-Liability Company Limited Partnership Limited-Liability Partnership Limited-Liability Limited Partnership (If formed at the same time as the Limited Partnership) Business Trust Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS Chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit-owners' Association Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No – no additional form is required Yes – the “Charitable Solicitation Registration Statement” is required. The Organization claims exemption pursuant to NRS 82A.210 - the “Exemption From Charitable Solicitation Registration Statement" is required ** Failure to include the required statement form will result in rejection of the filing and could result in late fees.** Page 1 of 2 Revised: 1/1/2019 MERCER STRATEGIES FL, LLC NV043 - 8/19/2019 Wolters Kluwer Online DocuSign Envelope ID: C7F7BCFF-CF29-4DCB-98A6-7C19C06E33DC

DocuSign Envelope ID: C7F7BCFF-CF29-4DCB-98A6-7C19C06E33DC

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF: Title: Member

Name	Country
CSAC Acquisition Inc.	United States

Address	City	State	Zip/Postal Code
2601 South Bayshore Drive, Suite 900	Miami	FL	33133

CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF: Title:

Name	Country

Address	City	State	Zip/Postal Code

CORPORATION, INDICATE THE TREASURER, OR EQUIVALENT OF: Title:

Name	Country

Address	City	State	Zip/Postal Code

CORPORATION, INDICATE THE DIRECTOR:

Name	Country

Address	City	State	Zip/Postal Code

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

DocuSigned by:
X 5F9D1C6F84094EC...

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED.*

Title	Date
Jonathan Sandelman, Pres. of Mbr.	08/23/2021

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